As filed with the Securities and Exchange Commission on February 28, 2018
Registration No. 333-56336

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
to
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	31-1324304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

State Auto Insurance Companies Capital Accumulation Plan
(nka State Auto Insurance Companies Retirement Savings Plan)
(Full title of the plan)

Melissa A. Centers, Esq.
Senior Vice President, Secretary and General Counsel
State Auto Financial Corporation
518 East Broad Street
Columbus, Ohio 43215-3976
(614) 464-5000
Name, address and telephone number, including area code, of agent for service with copies to

Peter Mirakian III, Esq.
Spencer Fane LLP
1000 Walnut Street, Suite 1400
Kansas City, MO 64106
(816) 474-8100

EXPLANATORY NOTE
On February 28, 2001, State Auto Financial Corporation (the “Company”) filed a registration statement on Form S-8, Registration Number 333-56336 (the “Form S-8”), with the Securities and Exchange Commission to register participation interests in the State Auto Insurance Companies Capital Accumulation Plan (the “Plan”) and common shares, without par value, of the Company.
Effective January 1, 2010, the Plan was renamed the State Auto Insurance Companies Retirement Savings Plan.
On December 29, 2014, the renamed Plan was amended and restated in its entirety, effective as of January 1, 2014. On December 13, 2017, the amended and restated Plan was further amended by the First Amendment to the Amended and Restated Plan, effective as of January 1, 2017. Copies of the Amended and Restated Plan and the First Amendment are being filed as exhibits to this Post-Effective Amendment No. 2 to the Form S-8.

ITEM 8. EXHIBITS.
The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated by reference:

Exhibit No.	Description of Exhibit	If Incorporated by Reference, Document with which Exhibit was Previously Filed with SEC
4(a)	State Auto Insurance Companies Retirement Savings Plan, as amended and restated effective as of January 1, 2014 (executed on December 29, 2014).	Included herein.
4(b)
First Amendment to the State Auto Insurance Companies Retirement Savings Plan (as amended and restated effective as of January 1, 2014), effective as of January 1, 2017 (executed on December 13, 2017).
Included herein.
24	Powers of Attorney for Robert E. Baker, Michael J. Fiorile, Kym M. Hubbard, Eileen A. Mallesch, Thomas E. Markert, David R. Meuse, Setareh Pouraghabagher, and S. Elaine Roberts.	Included herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on February 28 , 2018.

State Auto Financial Corporation

/s/ Michael E. LaRocco
Michael E. LaRocco, President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective No. 2 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on February 28, 2018.

Signature	Title

/s/ Michael E. LaRocco	Chairman, President and Chief Executive Officer (principal executive officer)
Michael E. LaRocco

/s/ Steven E. English	Senior Vice President and Chief Financial Officer (principal financial officer)
Steven E. English

/s/ Matthew R. Pollak	Vice President, Treasurer and Chief Accounting Officer (principal accounting officer)
Matthew R. Pollak

Robert E. Baker*	Director
Robert E. Baker

Michael J. Fiorile*	Director
Michael J. Fiorile

Kym M. Hubbard*	Director
Kym M. Hubbard

Eileen A. Mallesch*	Director
Eileen A. Mallesch

Thomas E. Markert*	Director
Thomas E. Markert

David R. Meuse*	Director
David R. Meuse

Setareh Pouraghabagher*	Director
Setareh Pouraghabagher

S. Elaine Roberts*	Director
S. Elaine Roberts

*The undersigned, Steven E. English, by signing his name hereto, does hereby execute this Post-Effective Amendment No. 2 to Form S-8 Registration Statement on February 28, 2018, on behalf of each of the above-named persons pursuant to powers of attorney duly executed by such persons and filed as exhibits to this Form S-8.

/s/ Steven E. English
Steven E. English

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	If Incorporated by Reference, Document with which Exhibit was Previously Filed with SEC
4(a)	State Auto Insurance Companies Retirement Savings Plan, as amended and restated effective as of January 1, 2014 (executed on December 29, 2017).	Included herein.
4(b)	First Amendment to the State Auto Insurance Companies Retirement Savings Plan (as amended and restated effective as of January 1, 2014), effective as of January 1, 2017 (executed on December 13, 2017.	Included herein.
24	Powers of Attorney for Robert E. Baker, Michael J. Fiorile, Kym M. Hubbard, Eileen A. Mallesch, Thomas E. Markert, David R. Meuse, Setareh Pouraghabagher, and S. Elaine Roberts	Included herein.